EXHIBIT 99.1

                     TRANSNET CORPORATION DECLARES DIVIDEND

/FOR IMMEDIATE RELEASE/                                CONTACT: Steven J. Wilk
                                                                (908) 253-0500

BRANCHBURG, NEW JERSEY - April 28, 2004- TRANSNET CORPORATION (OTCBB: TRNT), a leading IT sales and service company, announced today that its Board of Directors has declared a special cash dividend of $.07 per share, payable on June 1, 2004 to shareholders of record on May 14, 2004.

"We are pleased to declare this special dividend to our shareholders. This demonstrates the Board's continued confidence in TransNet's strategy, growth opportunities and financial strength," commented Steven J. Wilk, President. He further stated, "This dividend is a special dividend and our first to our shareholders. Despite the current challenging economic climate, we are confident in our future and the long-term success and growth of our Corporation, and, in turn, for the Board of Directors to consider additional dividends in the future."

ABOUT TRANSNET

TransNet Corporation is a leading IT support organization for corporate and educational clients. TransNet provides sophisticated solutions, including system design and integration, help-desk support services and end-user training. Its clients include Fortune 100 organizations, primarily in the pharmaceutical, oil and gas, finance and communications industries, as well as educational and governmental institutions.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT MANAGEMENT EXPECTATIONS THAT INVOLVE RISK AND UNCERTAINTIES. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION:
THE IMPACT OF ECONOMIC CONDITIONS GENERALLY AND IN THE INDUSTRY FOR MICROCOMPUTER PRODUCTS AND SERVICES; DEPENDENCE ON KEY VENDORS; CONTINUED COMPETITIVE AND PRICING PRESSURES IN THE INDUSTRY; PRODUCT SUPPLY SHORTAGES; OPEN-SOURCING OF PRODUCTS OF VENDORS; RAPID PRODUCT IMPROVEMENT AND TECHNOLOGICAL CHANGE, SHORT PRODUCT LIFE CYCLES AND RESULTING OBSOLESCENCE RISKS; LEGAL PROCEEDINGS; CAPITAL AND FINANCING AVAILABILITY; AND OTHER RISKS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      # # #